EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-33708, 333-36556, 333-83934, 333-100337, 333-100399, 333-100400, 333-101041, 333-105060, 333-107191, 333-107776, 333-107777, 333-108560, 333-109593, 333-112783, 333-118687, 333-120548, 333-124318, 333-127727, 333-128186, and 333-130928 on Form S-3 and Nos. 33-34451, 33-53010, 33-65061, 333-06503, 333-06505, 333-06507, 333-06511, 333-90323, 333-31294, 333-55068, 333-61822, 333-62604, 333-74890, 333-96663, 333-104532, 333-104533, 333-105059, 333-107778, 333-112514, 333-115638, 333-115639, 333-126571, and 333-126576 on Form S-8 of our reports dated March 14, 2006, relating to the 2005 and 2004 consolidated financial statements of Zix Corporation and subsidiaries, and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Zix Corporation and subsidiaries for the year ended December 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Dallas, Texas
March 14, 2006